Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Stephanie Bowman
Chief Financial Officer
TUESDAY MORNING CORPORATION
972-934-7251

Laurey Peat
LAUREY PEAT + ASSOCIATES
214/871-8787

TUESDAY MORNING CORPORATION

Announces Second Quarter Fiscal 2009 Results

DALLAS, Jan.27, 2009 (GLOBE NEWSWIRE) — Tuesday Morning Corporation (Nasdaq:TUES) today reported that as previously announced, net sales for the second quarter of fiscal 2009 were $272.7 million compared to $308.7 million for the quarter ended December31, 2007, a decrease of 11.7%. Comparable store sales decreased 14.9% for the quarter ended December31, 2008 compared to the same quarter in the prior year. The decrease in comparable store sales was comprised of a 9.6% decrease in traffic and a 5.3% decrease in average ticket. Net income for the second quarter ended December31, 2008 was $12.7 million or $0.31 per diluted share, compared to $20.5 million or $0.50 per diluted share during the same quarter last year.

For the six month period ended December31, 2008, net sales were $446.1 million compared to $510.3 million for the same period last year, a decrease of 12.6%. Comparable store sales decreased by 15.8% for the six month period ended December31, 2008 compared to the same period in the prior year. The decrease in comparable store sales was comprised of an 11.4% decrease in traffic and a 4.4% decrease in average ticket. For the six month period ended December31, 2008, net income was $8.4 million or $0.20 per diluted share compared to net income of $21.7 million or $0.52 per diluted share for the same period in the prior year. As reported on January9, 2009, fiscal 2009 sales are projected to be in the range of $800 million to $810 million, diluted earnings per share in the range of $.00 to $.05 and comparable store sales in the negative low double digits.

Kathleen Mason, President and Chief Executive Officer, stated, “The December2008 quarter was reported as the most difficult retail holiday season on record. While consumers remain cautious, we remain focused on preserving our strong balance sheet, managing inventory levels and generating positive cash flow.”

Tuesday Morning management will review second quarter fiscal 2009 financial results in a teleconference call on January27, 2009 at 10:00a.m. Eastern Time.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 860 stores in 45 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A. Risk Factors” of the Company’s Annual Report on Form10-K for the year ended June30, 2008 and the Company’s Quarterly Report on Form10-Q for the three month period ended September30, 2008 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; and our ability to anticipate and respond in a timely manner to changing consumer demands and preferences. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Tuesday Morning Corporation

Consolidated Statement of Income

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	Dec. 31,		Dec. 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Net sales	$272,650	$308,687	$446,051	$510,344
Cost of sales	171,755	193,783	281,000	319,731
Gross profit	100,895	114,904	165,051	190,613

Selling, general and administrative expenses	80,315	80,664	151,227	153,208

Operating income	20,580	34,240	13,824	37,405

Other income (expense):
Interest expense	(717)	(1,420)	(1,127)	(3,106)
Interest income	—	152	1	153
Other income (expense), net	192	195	271	572
Other income (expense)	(525)	(1,073)	(855)	(2,381)

Income before income taxes	20,055	33,167	12,969	35,024

Income tax expense	7,344	12,633	4,556	13,334

Net income	$12,711	$20,534	$8,413	$21,690

Earnings Per Share:
Net income per common share:
Basic	$0.31	$0.50	$0.20	$0.52
Diluted	$0.31	$0.50	$0.20	$0.52

Weighted average number of common shares:
Basic	41,462	41,441	41,451	41,437
Diluted	41,587	41,451	41,597	41,456

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets

(in thousands)

	Dec. 31,	Dec. 31,	June 30,
	2008	2007	2008
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,839	$11,993	$8,630
Inventories	260,888	259,299	240,996
Prepaid expenses and other assets	9,407	6,668	11,292
Deferred income taxes	2,080	505	—
Total current assets	278,214	278,465	260,918

Property and equipment, net	75,714	80,792	77,315

Other long-term assets:
Deferred financing costs	3,551	603	503
Other assets	2,562	3,601	3,040

Total Assets	$360,041	$363,461	$341,776

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$73,301	$59,601	$63,899
Accrued liabilities	32,048	36,223	28,862
Income taxes payable	4,296	15,408	27
Total current liabilities	109,645	111,232	92,788

Revolving credit facility	2,030	7,000	8,500
Deferred rent	4,043	4,390	4,163
Deferred income taxes	2,017	1,922	3,414
Total Liabilities	117,735	124,544	108,865

Stockholders’ equity	242,306	238,917	232,911

Total Liabilities and Stockholders’ Equity	$360,041	$363,461	$341,776

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows

(in thousands)

	Six Months Ended
	Dec. 31,
	2008	2007
	(unaudited)
Net cash flows from operating activities:
Net income	$8,413	$21,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,446	8,854
Amortization of financing fees	226	101
Deferred income taxes	(3,910)	(851)
Loss on disposal of fixed assets	185	236
Stock compensation expense	1,140	2,028
Other non-cash charges	4	35
Net change in operating assets and liabilities	(8,962)	31,498

Net cash provided by operating activities	5,542	63,591

Net cash flows from investing activities:
Capital expenditures	(7,032)	(6,100)

Net cash used in investing activities	(7,032)	(6,100)

Net cash flows from financing activities:
Repayments-revolving credit facility	(153,941)	(168,000)
Borrowings-revolving credit facility	147,471	118,500
Change in cash overdraft	8,444	(6,297)
Proceeds from exercise of common stock options and stock purchase plan purchases	—	(4)
Payment of debt financing costs	(3,275)	—

Net cash used in financing activities	(1,301)	(55,801)

Net decrease in cash and cash equivalents	(2,791)	1,690

Cash and cash equivalents, beginning of period	8,630	10,303

Cash and cash equivalents, end of period	$5,839	$11,993

CONTACT: Tuesday Morning Corporation
Stephanie Bowman, Chief Financial Officer
972/934-7251

Laurey Peat + Associates
Laurey Peat
214/871-8787

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Tuesday Morning Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form10-K for the most recently ended fiscal year.